Exhibit 10.2

SECOND AMENDMENT

TO EMPLOYMENT AGREEMENT

AGREEMENT made this 23rd day of August, 2010, by and between EASTERN SERVICES CORPORATION (“ESC”), a business corporation having its principal place of business at 25 Race Avenue, Lancaster, Pennsylvania, and MICHAEL L. BOGUSKI (the “Executive”), an individual residing in Lebanon County, Pennsylvania.

WITNESSETH:

WHEREAS, the parties entered into an agreement effective September 21, 2004, relating, among other things, to the Executive’s employment by ESC (the “Employment Agreement”); and

WHEREAS, the parties entered into an Amendment to Employment Agreement effective December 17, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by executing this document (the “First Amendment”).

NOW, THEREFORE, the parties, intending to be legally bound hereby, further agree as follows:

1. By mutual agreement of ESC and Executive, Executive’s job title and duties as set forth in Exhibit A to the Employment Agreement shall change effective January 1, 2011 as set forth on the attached Amended Exhibit A.

2. Executive agrees that the changes in his job title and duties (Essential Functions) as set forth in Amended Exhibit A is occurring by mutual agreement and does not satisfy the definition of “Good Reason” as set forth in Section 5(a) of the Employment Agreement and therefore should Executive choose to resign within ninety days of January 1, 2011 because of the changes to his job title and duties as set forth in Amended Exhibit A, Executive agrees that he shall not be entitled to receive the benefits provided under Section 6 of the Employment Agreement by reason of the changes in his job title and duties (Essential Functions) as set forth in Amended Exhibit A.

3. ESC, in its discretion, may assign other individuals to serve as president or chief executive officer of any wholly-owned subsidiaries of ESC acquired or formed after January 1, 2011 and such assignment shall not satisfy the definition of “Good Reason” as set forth in Section 5(a) of the Employment Agreement and therefore should Executive choose to resign within ninety days of any such assignment, Executive agrees that he shall not be entitled to receive the benefits provided under Section 6 of the Employment Agreement by reason of such assignment.

4. In all other respects, the terms of the Employment Agreement and First Amendment are hereby affirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment, or caused it to be executed, on August 23, 2010.

EASTERN SERVICES CORPORATION

	By:	/s/ Kevin M. Shook

	Date:	August 23, 2010

[CORPORATE SEAL]	Attest	/s/ Wendy Stauffer

	Date:	August 23, 2010

/s/ Michael L. Boguski
Michael L. Boguski

	Date:	August 23, 2010

AMENDED EXHIBIT A

Job Title:	President and Chief Executive Officer
FLSA Class:	Exempt
Department:	Executive
Reports To:	Board of Directors
Issued/Date Revised:	January 1, 2011

Expectations For All Employees:

Supports the organization’s mission, vision, and values by exhibiting the following behaviors: excellence and competence, collaboration, innovation, respect personalization, commitment to our community, and accountability and ownership.

Job Summary:

The President and Chief Executive Officer is responsible for providing strategic leadership for the company by working with the Board and other executive management to establish long range goals, strategies, plans, policies and initiatives.

Essential Functions:

•	Plan, develop, organize, implement, direct and evaluate the Company’s revenue and profitability objectives and overall business plan with the assistance of the management team.

•	Provide technical advice and knowledge to others within the company; effectively develop solutions to business challenges.

•	Build and maintain active interaction and dialogue with key agency partners, stakeholders and others to assess and discuss strategic business issues.

•	Stay current with market (internal and external) challenges, opportunities and trends that may affect the Company and ensure that appropriate strategies are implemented.

•	Analyze operating performance and results of the Company and initiates corrective actions as necessary.

•	Manages and directs the organization toward its primary objectives, based on profit and return on capital, by performing the duties personally or through subordinate managers.

•	Dispenses advice, guidance, direction, and authorization to carry out major plans and procedures, consistent with established policies and Board approval.

•	Oversees the adequacy and soundness of the organization’s financial structure.

•	Reviews operating results of the organization, compares them to established objectives, and takes steps to ensure that appropriate measures are taken to correct unsatisfactory results.

•	Plans and directs all investigations and negotiations pertaining to mergers, joint ventures, the acquisition of businesses, or the sale of major assets with approval of the Board of Directors.

•	Establishes and maintains an effective system of communications throughout the organization.

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Plans, develops, and establishes policies and objectives of business organization in accordance with Board directives and corporation charter by performing required duties personally or through subordinate managers.

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Confers with company officials to plan business objectives, to develop organizational policies, to coordinate functions and operations between divisions and departments, and to establish responsibilities and procedures for attaining objectives.

•	Directs and coordinates development of and appropriate modifications to the company’s risk preparation and crisis planning activities.

•	Reviews activity reports and financial statements to determine progress and status in attaining objectives and revises objectives and plans in accordance with current conditions.

•	Directs and coordinates formulation of financial programs to provide funding for new or continuing operations to maximize returns on investments and to increase productivity.

•	Serves as president and chief executive officer of wholly-owned subsidiaries existing as of January 1, 2011.

•	Accountable for complying with all laws and regulations that are associated with duties and responsibilities.

•	Responsible for driving the company to achieve and surpass profitability, cash flow and business goals and objectives.

•	Provide timely, accurate and complete reports on the operating conditions of the company.

•	Foster a success-oriented, accountable business environment within the company; motivate and lead high-performance management teams, provide mentoring as guidance as appropriate.

•	Provide day-today leadership and management that mirrors the adopted mission and values of the company.

Secondary Functions:

•	Presides at Board meetings in absence of Chairman (and Vice Chairman, if any), presents and assists in proposing strategies, initiatives and policies for Board review/approval.

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Direct supervision of Executive staff, provide guidance, support and growth opportunities as appropriate. Provide timely feedback on a regular basis and complete formal reviews according to company policies.

Knowledge, Skills and Abilities Required:

•	Experienced leader and executive in the insurance industry, energetic forward thinking, entrepreneurial individual with high ethical standards and an appropriate professional image.

•	Strategic visionary with sound technical skills, analytical ability, good judgment and strong operational focus.

•	Ability to make effective and persuasive presentation on complex topics to the Board, outside investors, agency partners and others.

•	Ability to communicate effectively and professionally both verbally and in writing with various constituencies and at all levels; both in and outside of the organization.

•	Ability to read, analyze, and interpret complex documents; ability to anticipate and solve practical problems or resolve issues.

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Ability to attend insurance and industry/business functions to promote and present a positive image of the Company; ability to participate in presentations; ability to travel as necessitated by business needs.

•	Ability to represent the organization with major customers/clients, the financial community, the public and others.

•	Highly developed organizational, planning and management skills and the ability to lead people and get results through others.

•	Substantial number of years of progressive executive management experience in the insurance industry; Bachelor’s Degree required in Insurance, Business or relate field; CPCU required.

The above are not intended to be an all-inclusive list of the duties, responsibilities and requirements of the job described. Rather, they are intended only to describe the general nature of the job.

Supervisor Signature	Employee Signature